EXHIBIT 3.10

                            CERTIFICATE OF AMENDMENT

                                  JULY 18, 1994

                        LEADER MINING INTERNATIONAL, INC.

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                                                         CORPORATE ACCESS NUMBER
                                                                        20560582

                                     Alberta
                            BUSINESS CORPORATIONS ACT




                                   CERTIFICATE
                                       OF
                                    AMENDMENT





LEADER MINING CORPORATION
CHANGED ITS NAME TO LEADER MINING INTERNATIONAL INC. ON
JULY 18, 1994.



                                                  /s/___________________________
                                                      Registrar of Corporations



CCA-06-102 (Rev. 04/94)